EXH 3.6

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
HEMIWEDGE INDUSTRIES, INC.

Hemiwedge Industries, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify the following:

I.           The amendment to the Corporation’s Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and has been approved by the holders of the requisite number of shares of the Corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware.

II.          Article I of the Corporation’s Certificate of Incorporation is amended to read in its entirety as follows:

“ARTICLE I
Name of Corporation

The name of the Corporation HII Technologies, Inc.”

IN WITNESS WHEREOF, the undersigned hereby duly executes this Certificate of Amendment hereby declaring and certifying under penalty of perjury that this is the act and deed of the Corporation and the facts herein stated are true, this 31st day of August, 2011.

HEMIWEDGE INDUSTRIES, INC.

By:
Matthew C. Flemming, Chief Financial Officer and
Secretary